Exhibit 23.03

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Symantec Corporation of our report dated January 29, 2016, relating to the consolidated financial statements of Project Barbour Holdings Corporation and subsidiaries, Predecessor to Blue Coat, Inc., appearing in the Current Report on Form 8-K/A of Symantec Corporation filed on October 5, 2016.

/s/ RSM US LLP

San Jose, California

February 17, 2017